EXHIBIT 99




INDEPENDENT'S AUDITORS' REPORT


To the Board of Directors and Stockholders of CERBCO, Inc.

We have audited the consolidated financial statements of CERBCO, Inc. and subsidiaries as of June 30, 2001 and 2000, and for each of the three years in the period ended June 30, 2001, and have issued our report thereon dated September 21, 2001; such financial statements and report are included in this Annual Report on Form 10-KSB. Our audits were conducted for the purposed of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidating schedules as of, and for the year ended June 30, 2001 are presented for the purpose of additional analysis of the basic consolidated financial statements rather than to present the financial position and results of operations of the individual companies, and are not a required part of the basic consolidated financial statements. These schedules are the responsibility of the Company's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 2001 consolidated financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
McLean, VA


September 21, 2001

                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                            YEAR ENDED JUNE 30, 2001

                                                    CERBCO, Inc.                            CERBCO, Inc.    Insituform East,
                                                    Consolidated          Eliminations     Unconsolidated     Incorporated
                                                  ------------------     ---------------  ----------------- -----------------

Sales                                                  $23,206,207       $             0     $           0       $23,206,207
                                                       -----------       ---------------     -------------       -----------

Costs and Expenses:
  Cost of sales                                         21,385,064                     0                 0        21,385,064
  Selling, general and administrative expenses           5,138,268                     0         1,188,711         3,949,557
                                                       -----------       ---------------     -------------       -----------
    Total Costs and Expenses                            26,523,332                     0         1,188,711        25,334,621
                                                       -----------       ---------------     -------------       -----------

Operating Loss                                          (3,317,125)                    0        (1,188,711)       (2,128,414)
Investment Income                                          895,348   (A)        (411,999)        1,264,124            43,223
Interest Expense                                           (15,260)  (A)         411,999                 0          (427,259)
Other Income (Loss) - net                                 (429,664)                    0          (597,058)          167,394
                                                       -----------       ---------------     -------------       -----------
Loss Before Non-Owned Interests
    and Income Taxes                                    (2,866,701)                    0          (521,645)       (2,345,056)

Credit for Income Taxes                                 (1,002,000)                    0        (1,002,000)                0
                                                       -----------       ---------------     -------------       -----------

Loss Before Non-Owned Interests in
    Insituform East                                     (1,864,701)                    0           480,355        (2,345,056)

Non-Owned Interests in Loss of Insituform East           1,424,124  (B)        1,424,124                 0                 0
                                                       -----------       ---------------     -------------       -----------

                              NET EARNINGS (LOSS)      $  (440,577) (D)  $     1,424,124     $     480,355       $(2,345,056)
                                                       ===========       ===============     =============       ===========

                                  CERBCO, Inc.
               CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                  JUNE 30, 2001

                                                             CERBCO, Inc.                            CERBCO, Inc.  Insituform East,
                                                             Consolidated          Eliminations     Unconsolidated   Incorporated
                                                             --------------        --------------   --------------  --------------
                           ASSETS
Current Assets:
  Cash and cash equivalents                                    $ 1,735,972         $           0       $1,329,296    $   406,676
  Marketable securities                                          7,995,843                     0        7,995,843              0
  Accounts receivable                                            6,983,481                     0          255,780      6,727,701
  Inventories                                                    1,102,521                     0                0      1,102,521
  Prepaid and refundable taxes                                      80,418                     0           70,000         10,418
  Prepaid expenses and other                                       289,217                     0           39,895        249,322
                                                               -----------         -------------       ----------    -----------
                                        TOTAL CURRENT ASSETS    18,187,452                     0        9,690,814      8,496,638

Investment in and Advances to Subsidiary:
  Investment in subsidiaries                                             0   (C)      (5,156,055)       5,156,055              0
  Intercompany receivables and payables                                  0                     0        5,127,410     (5,127,410)
Property, Plant and Equipment - net of
  accumulated depreciation                                       8,516,639                     0            6,525      8,510,114
Other Assets:
Excess of acquisition cost over value of net
  assets acquired - net                                          1,550,964             1,550,964                0              0
  Cash surrender value of life insurance                         2,000,107                     0        1,799,537        200,570
  Marketable securities                                          3,582,029                     0        3,582,029              0
  Deposits and other                                                53,156                     0           44,489          8,667
                                                               -----------         -------------       ----------    -----------
                                                TOTAL ASSETS   $33,890,347           $(3,605,091)     $25,406,859    $12,088,579
                                                               ===========         =============      ===========    ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities                      $2,991,939         $           0      $   309,557    $ 2,682,382
  Income taxes payable                                              10,000                     0                0         10,000
  Current portion of capital lease obligations                      32,448                     0                0         32,448
                                                               -----------         -------------      -----------    -----------
                                   TOTAL CURRENT LIABILITIES     3,034,387                     0          309,557      2,724,830
                                                               -----------         -------------      -----------    -----------

Long-Term Liabilities:
  Accrued SERP liability                                         1,532,851                     0        1,359,240        173,611
  Capital lease obligations                                         10,147                     0                0         10,147
                                                               -----------         -------------      -----------    -----------
                                 TOTAL LONG-TERM LIABILITIES     1,542,998                     0        1,359,240        183,758
                                                               -----------         -------------      -----------    -----------
                                           TOTAL LIABILITIES     4,577,385                     0        1,668,797      2,908,588
                                                               -----------         -------------      -----------    -----------

Non-Owned Interests:                                             5,574,900 (B)(C)      5,574,900                0              0
                                                               -----------         -------------      -----------    -----------
Stockholders' Equity:
  Common stock                                                     118,947   (C)        (175,486)         118,947        175,486
  Class B stock                                                     29,348   (C)         (11,904)          29,348         11,904
  Additional paid-in capital                                     7,527,278   (C)      (4,000,424)       7,527,278      4,000,424
  Retained earnings                                             16,062,489 (C)(D)     (6,181,790)      16,062,489      6,181,790
  Treasury stock                                                         0   (C)       1,189,613                0     (1,189,613)
                                                               -----------         -------------      -----------    -----------
                                  TOTAL STOCKHOLDERS' EQUITY    23,738,062            (9,179,991)      23,738,062      9,179,991
                                                               -----------         -------------      -----------    -----------
                 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $33,890,347        $   (3,605,091)     $25,406,859    $12,088,579
                                                               ===========        ==============      ===========    ===========

                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                                  JUNE 30, 2001




                                (A)
Investment income
  Interest expense                                                     $411,999
To eliminate interest expense paid by Insituform East to                               $411,999
  CERBCO in 2000.

                                (B)
Non-owned interests                                                  $1,424,124
  Non-owned interests in loss of subsidiary                                          $1,424,124
To record non-owned interests in loss of Insituform East in 2000.

                                (C)
Common stock                                                           $175,486
Class B stock                                                            11,904
Additional paid-in capital                                            4,000,424
Retained earnings                                                     7,605,914
Excess of acquisition over net assets acquired                        1,550,964
  Treasury stock                                                                     $1,189,613
  Non-owned interests                                                                 6,999,024
  Investment in subsidiary                                                            5,156,055
To eliminate investment in Insituform East at June 30, 2000.

                                (D)
Current year earnings adjustments                                    $1,424,124
  Retained earnings                                                                  $1,424,124
To close out impact of eliminating entries on statement of operations for 2000.